Exhibit 10.4

SECURITIES AGREEMENT

THIS SECURITIES AGREEMENT (this “Agreement”), dated March 31, 2010, is entered into by and between National Health Partners, Inc., an Indiana corporation (the “Company”), and Alex Soufflas (“Employee”).

R E C I T A L S:

WHEREAS, the Company owes Employee $14,765 of salary compensation earned by Employee during the period commencing January 1, 2010 and ending January 31, 2010, and payable to Employee as of January 31, 2010 (the “Deferred Compensation”); and

WHEREAS, Employee wishes to terminate the aforementioned Deferred Compensation in exchange for the right to receive shares of common stock, $0.001 par value per share (“Common Stock”), of the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                       Termination of Deferred Compensation.  Employee hereby irrevocably terminates the Deferred Compensation.

2.                                       Consideration.  In consideration of Employee terminating the Deferred Compensation, the Company hereby agrees to issue to Employee 328,112 shares (the “Shares”) of Common Stock.

3.                                       Representations and Warranties of Employee.  Employee represents and warrants to the Company as follows:

(a)                                  This Agreement has been duly and validly authorized, executed and delivered by Employee and, assuming it has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of Employee, in accordance with its terms.

(b)                                 Neither the execution and delivery of this Agreement by Employee nor the performance by Employee of his or her obligations hereunder will: (i) violate any statute, law, ordinance, rule or regulation, applicable to Employee or any of the properties or assets of Employee; or (ii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Employee under, or result in the creation or imposition of any lien upon any properties, assets or business of Employee under, any material contract or any order, judgment or decree to which Employee is a party or by which her or she or any of his or her assets or properties is bound or encumbered except for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on his or her obligation to perform his or her covenants under this Agreement.

(c)                                  Accredited Investor.  Employee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(d)                                 Investment Intent.  The Securities are being acquired for the Employee’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Employee has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Employee further represents that Employee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Securities.

(e)                                  Restrictions on Transfer.  Employee understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.

4.                                       Representations and Warranties of the Company.  The Company represents and warrants to Employee as follows:

(a)                                  Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on the Company.  The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on the Company.

(b)                                 Authority; Validity and Effect of Agreement.

(i)                                     The Company has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Employee, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(ii)                                  The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

(c)                                  No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (i) conflict with the Company’s Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

5.                                       Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.                                       Amendment and Modification.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

7.                                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.  Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.                                       Headings; Definitions.  The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections contained herein mean Sections of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

9.                                       Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties hereto.

10.                                 Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

National Health Partners, Inc.

120 Gibraltar Road

Suite 107

Horsham, PA 19044

Attention:  Chief Financial Officer

If to Employee:

To the address set forth on the signature page hereof.

11.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Indiana Business Corporation Law shall apply to the internal corporate governance of the Company.

12.                                 Counterparts.  This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have fully executed this Agreement as of the later of the dates set forth below.

NATIONAL HEALTH PARTNERS, INC.

By:	/s/ David M. Daniels
David M. Daniels
President and Chief Executive Officer

EMPLOYEE

/s/ Alex Soufflas
Alex Soufflas